LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, J. Michael Anderson, the undersigned, of 11 Philbrook Way, The Woodlands, Texas, hereby make, constitute and appoint Steven F. Crooke or, in the alternative, Michael J. Caliel, or, in the alternative, Shellie L. Clausen, each of Layne Christensen Company, 1800 Hughes Landing Boulevard, The Woodlands, Texas, my true and lawful attorney-in-fact for me and in my name, place, and stead giving severally unto said Messrs. Crooke and Caliel or Ms. Clausen full power to execute and to file with the Securities and Exchange Commission ("SEC") as my attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of Layne Christensen Company.

The rights, powers, and authority of said attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof, and such rights, powers, and authority shall remain in full force and effect for as long as the undersigned is subject to the reporting requirements of Section 16 or until revoked in writing by the undersigned, whichever first occurs.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 20 day of July, 2015.


			 /s/ J. Michael Anderson
			___________________________________
				(Signature)


State of Texas		)
			) ss.
County of Montgomery	)

On this 20 day of July, 2015, before me a notary public in and for said state, personally appeared J. Michael Anderson, to me personally known, who being duly sworn, acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.


			 /s/ Christine V. Frisby
			___________________________________
				Notary Public


My Commission Expires:

June 25, 2019
________________________
	(Date)